LIMITED POWER OF ATTORNEY FOR

SECTION 16 REPORTING OBLIGATIONS

KNOW ALL MEN BY THESE PRESENTS, that each person or entity whose signature appears below constitutes and appoints each of Joel F. Herold, Stephanie R. Gallina and Margaret R. Markman of Cravath, Swaine & Moore LLP to be the undersigned’s true and lawful attorney, for it, and in its name, place and stead to execute, acknowledge, deliver and file Forms 3, 4, and 5 (including amendments thereto) with respect to securities of AGCO Corporation (the “Company”), required to be filed with the U.S. Securities and Exchange Commission, national securities exchanges and the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, granting unto said attorney full power and authority to perform all acts necessary to the completion of such purposes.

The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein.

The undersigned agrees and represents to those dealing with its attorney that this Power of Attorney is for indefinite duration and may be voluntarily revoked only by written notice to such attorney-in-fact, delivered by registered mail or certified mail, return receipt requested.

WITNESS THE EXECUTION HEREOF this 30th day of August 2014.

TRACTORS AND FARM EQUIPMENT LIMITED,

by:

/s/ Mallika Srinivasan
Name: Mallika Srinivasan
Title: Chairman

TAFE MOTORS AND TRACTORS LIMITED,

by:

/s/ Mallika Srinivasan
Name: Mallika Srinivasan
Title: Chairman

/s/ Mallika Srinivasan
Mallika Srinivasan